Exhibit 4.3

CONTAINS CHANGES TO BE APPROVED BY SHAREHOLDERS AT AGM IN FEBRUARY 2003 – USE VERSION 4 UNTIL AMENDMENTS APPROVED AT AGM.

IMPERIAL TOBACCO GROUP PLC

RULES OF THE IMPERIAL TOBACCO GROUP
SHARE MATCHING SCHEME

(Approved by the Company on 14 August 1996 and amended by the Remuneration Committee on 2 December 1996, on 31 January 2000, on 24 November 2000, on 23 November 2001 and on 22 November 2002. Amended at an AGM held on 4 February 2003. Amended by the Remuneration Committee on 14 November 2003.)

BAA/I210.00099

RULES OF THE IMPERIAL TOBACCO GROUP
SHARE MATCHING SCHEME

1.                                           Definitions

Except where inconsistent with the subject or context, words defined in the Trust Deed made between Imperial Tobacco Group PLC (1) and Abacus (C.I.) Limited (the “Trustees”) (2) dated 1 October 1996 establishing the Imperial Tobacco Group PLC Employee Benefit Trust (the “Trust”) shall have the same meanings when used in these rules.  In addition the following words and expressions shall have the following meanings:-

“Act”	the Income and Corporation Taxes Act 1988;

“Additional Share”	a Share allocated pursuant to Rule 4;

“Additional Share
Award Certificate”

in circumstances where Additional Shares will not vest unless and until a performance condition or performance conditions attaching to an award of Additional Shares has or have been fulfilled or waived, a certificate executed by the Company specifying the performance conditions attaching to an award of Additional Shares in the form, or substantially the form, as shown in Schedule 2 to these Rules;

“Beneficiary”	means and includes:-

(i) any Employee;

(ii) any former Employee; and

(iii) the wife husband widow widower and children and stepchildren (being in the case of children and stepchildren under 18 years of age) of any such Employee or former Employee;

(iv)

the personal representatives of any such Employee or former Employee provided that the terms of the deceased Employee’s or former Employee’s will or intestacy are such that the person or persons who will receive any benefit under this Settlement are only those within Section 86(1)(b) of the Inheritance Tax Act 1984 in relation to such deceased Employee or former Employee

PROVIDED THAT (A) no person shall be a former Employee for the purposes of this definition unless he shall be at the date of execution of the Employee Benefit Trust or become after that date an Employee; AND (B) a Beneficiary shall not include any person who is for the time being resident for tax purposes in the Island of Jersey;

“Board”	the duly constituted Remuneration Committee of the Board of Directors of the Company;

“Company”	Imperial Tobacco Group PLC;

“Control”	as defined in Section 840 of the Act;

“CREST”	means the relevant system (as defined in the Uncertificated Securities Regulations 1995 (SI 1995/3272)) in respect of which CRESTCo is the operator;

“CRESTCo”	means CRESTCo Limited;

“CREST Account”	means a designated CREST account held by a Participant with Salomon Smith Barney Inc (or such other sponsor as agreed by the Trustees in their absolute discretion);

“Early Vesting Date”	as defined at Rule 5.3;

“Earnings”	in respect of any Employee, the basic annual salary of that Employee;

“Employee”	any person for the time being in full, part-time or temporary employment of any Member of the Group;

“Expected Vesting Date” as defined at Rule 5.1 and Rule 5.2;

“Group”	the Company and its Subsidiaries;

“Lodged Share”	a Share:

(i)

acquired by the Trustees with monies provided by a Beneficiary or transferred to the Trustees and in each case held by the Trustees as bare nominee for such Beneficiary; or

(ii)

in respect of which a share certificate(s) covering such Share has been deposited with the Trustees by a Beneficiary which shall be held by the Trustees (or such person or persons as may from time to time be nominated by the Trustees) on behalf of the Beneficiary; or

(iii)

held by the Participant in a CREST Account with Salomon Smith Barney (or such other sponsor as agreed by the Trustees in their absolute discretion);

“Member of the Group” the Company or any of its Subsidiaries;

“Participant”

a Beneficiary on whose behalf Lodged Shares are held by the Trustees or by the Beneficiary in a CREST Account, and who has not withdrawn them or who has deposited a share certificate(s) with the Trustees;

“Rules”	these Rules as from time to time amended in accordance with their provisions;

“Scheme”	the Imperial Tobacco Group Share Matching Scheme constituted by these Rules;

“Share”	an ordinary share in the capital of the Company;

“Subsidiary”	a subsidiary or subsidiary undertaking of the Company within the meaning of the Companies Act 1985;

“Vesting Date”	the earlier of the Expected Vesting Date and Early Vesting Date;

“Vested Share”	an Additional Share which has been allocated to a Beneficiary and which becomes vested in the Beneficiary in accordance with the Rules.

2.                                           Invitations

2.1                                     The Board may, from time to time, invite any Beneficiary to participate in the Scheme.

2.2                                     Any such invitation shall invite such Beneficiaries as the Board may in its discretion determine:-

(a)                               to pay monies to the Trustees and to authorise and require the Trustees to apply such monies in the acquisition of Lodged Shares; and/or

(b)                              to transfer Shares to the Trustees as Lodged Shares; and/or

(c)                               to deliver a share certificate(s) in respect of the Lodged Shares to the Trustees (or such other person or persons as may be nominated by the Trustees provided the share certificate(s) are held to the Trustees’ order); and/or

(d)                              to open a CREST Account and either (i) apply monies towards the purchase of Shares; or (ii) transfer Shares by way of a completed CREST dematerialisation form to the CREST Account such shares being Lodged Shares, and shall advise such Beneficiaries of the proposed allocation of Additional Shares.

2.3                                     The Trustees shall allocate Additional Shares to Participants in respect of their Lodged Shares on such basis as the Board may in its discretion determine based on length of service with the Group, the Earnings of a Participant, the financial performance of the Group or otherwise howsoever PROVIDED THAT the maximum aggregate number of Additional Shares which may be allocated to a Participant in respect of an invitation shall not exceed the total number of Lodged Shares held by the Trustees on behalf of such Participant or held by the Participant in a CREST Account in respect of such invitation.

2.4                                     No invitation shall be made other than at a time at which dealings in Shares may occur under the London Stock Exchange Model Code for securities dealings by directors and other relevant employees.

3.                                           Lodged Shares

3.1                                     Lodged Shares shall be registered either:

(a)                               in the name of the Trustees (or such other person or persons as may be nominated by the Board for the purpose) who shall hold such Shares as bare nominee for the relevant Participant; and/or

(b)                              in the Participant’s name and the share certificate(s) covering such Shares shall be held by the Trustees (or such other person or persons as may be nominated by the Trustees provided the share certificate(s) is held to the Trustees’ order); or

(c)                               in the Participant’s name and held in a designated CREST Account held with Salomon Smith Barney (or such other sponsor as agreed with the Trustees in their absolute discretion).

3.2                                     The Trustees shall not exercise any rights attaching to Lodged Shares otherwise than in accordance with any written wishes received from the relevant Participant.  It shall be the responsibility of each Participant to ensure that any voting wishes are conveyed to the Trustees in sufficient time and with sufficient clarity to allow the Trustees to carry out the same, and the Trustees shall not be liable to any person for the consequences of any failure to exercise voting rights.

3.3                                     The Trustees shall pay to the relevant Participant the amount of any dividends paid by the Company on the Lodged Shares (other than those in respect of which a share certificate(s) has or have been deposited with the Trustees), and unless otherwise instructed by the relevant Participant shall credit the CREST Account of the Participant (if the Participant holds his/her Lodged Shares in a CREST Account) with the amount of any such dividends.

4.                                           Effect of Allocation

4.1                                     Any Additional Share which has been allocated to a Participant shall be held upon trust absolutely for that Participant (such that the Trustees may exercise any rights attaching to the Additional Shares and the relevant Participant shall have no entitlement to any dividends paid by the Company on the Additional Shares)

(a)                               if and so long as that Participant shall, throughout the period commencing on the date of allocation of such Additional Share and ending on the Vesting Date

(i)                               be and have been employed continuously under a contract of employment with any Member of the Group and is not then under notice of termination of such contract given or received; and

(ii)                            not have caused any of the Lodged Shares in respect of which the Additional Shares were allocated to have been transferred or delivered in accordance with Rule 7; and

(b)                              any performance condition(s) imposed by the Board pursuant to Rule 2.3 and which shall be set out in the Additional Share Award Certificate has or have been satisfied or waived in accordance with its terms.

4.2                                     No Lodged Share may be assigned, charged or (subject to Rule 7) otherwise disposed of by a Participant.

5.                                           Vesting of Shares

5.1                                     Save as otherwise provided, and provided that any performance condition(s) imposed by the Board pursuant to Rule 2.3 has or have been satisfied or waived in accordance with its terms, “Expected Vesting Date” in relation to any Additional Shares means such anniversary of the date of allocation of the Additional Shares as the Board shall, prior to such allocation determine, save that if an event occurs as a result of which the Board determines that in relation to all or any Additional Shares previously allocated the Expected Vesting Date is no longer appropriate, the Board may in its discretion substitute such other date as it may determine as the Expected Vesting Date;

5.2                                     “Expected Vesting Date” in relation to any Additional Shares allocated pursuant to an invitation made by the Board in December 2001 shall be 29 January 2005;

5.3                                     [Provided that any performance condition(s) imposed by the Board pursuant to Rule 2.3 has or have been satisfied or waived in accordance with its terms,] “Early Vesting Date” in relation to any Additional Share means the date on which any of the following events shall first occur prior to the Expected Vesting Date of such Additional Share:-

(a)                               any person acquiring Control of the Company (including for the avoidance of doubt pursuant to an amalgamation or reconstruction, however effected, or a compromise or a scheme of arrangement sanctioned by the Court under Section 425 of the Companies Act 1985);

(b)                              notice being duly given of a resolution for the voluntary winding-up of the Company;

(c)                               death during service of the Participant; or,

(d)                              cessation of the Participant’s employment by reason of:-

(i)                               ill health, injury, disability or redundancy;

(ii)                            the company employing the Participant ceasing to be a Member of the Group;

(iii)                         the business or part of the business to which the Participant’s office or employment relates being transferred to a person who is not a Member of the Group;

(iv)                        any other circumstances.

(e)                               notice being given that the Shares will cease to be listed on the London Stock Exchange.

5.4                                     Any Lodged Shares held upon bare trust for a Participant shall be transferred (in such manner (whether in uncertificated form or otherwise) as the Trustees may determine) to the relevant Participant on the Vesting Date and in relation to any Lodged Shares in respect of which a share certificate(s) has or have been deposited with the Trustees, the Trustees shall return or procure the return of all such share certificates as soon as practicable following the Vesting Date.

5.5

(a)                               If the Early Vesting Date has arisen under Rule 5.3(d)(iv), any award of Additional Shares to that Participant shall lapse unless, within six months of that date, the Trustee shall determine otherwise in which case there shall be transferred to the relevant Participant such number of Additional Shares as may be determined by the Trustees in their discretion but not exceeding the number of Additional Shares which would have been transferred to the Participant had the Early Vesting Date arisen otherwise than under Rule 5.3(d)(iv).

(b)                              If the Early Vesting Date has arisen otherwise than under Rule 5.3(d)(iv), there shall also be transferred to the relevant Participant (or to the Participant’s estate) such number of Additional Shares as may be determined by the Trustee in accordance with the basis of allocation originally laid down under Rule 2.3.

5.6                                     The Additional Shares transferred to a Participant pursuant to Rule 5.5 above shall rank pari passu with all Shares then in issue except that they will not rank for any dividend or other distribution paid or made by reference to a record date falling prior to the date that they are transferred.

5.7                                     For the purposes of this Rule 5, where a Participant’s employment with any Member of the Group is terminated without notice the Participant’s employment shall be deemed to cease on the date on which the termination takes effect and where the said employment is terminated with notice the Participant’s employment shall be deemed to cease on the date on which that notice is given unless the Board in its sole discretion shall agree to extend the date on which the employment is deemed to cease to the date when the notice expires.

5.8                                     Notwithstanding the provisions of this Rule 5, no Share may be issued under the Scheme on any date if, as a result, any of the following limits would be exceeded:

(a)                               the total number of Shares issued or committed to be issued during the period of ten years ending on that date under the Scheme and all other employees’ share schemes established by the Company would exceed 10% of the issued ordinary share capital of the Company on that date;

(b)                              the total number of Shares issued or committed to be issued during the period of five years ending on that date under the Scheme and all other employees’ share schemes established by the Company would exceed 5% of the issued ordinary share capital of the Company on that date;

(c)                               the total number of Shares issued or committed to be issued during the period of ten years ending on that date under the Scheme and all other employees’ share schemes established by the Company would exceed 5% of the issued ordinary share capital of the Company on that date, PROVIDED THAT there shall be excluded for the purposes of this limit Shares issued or committed to be issued under any employees’ share scheme in circumstances where participation is offered or extended to all or most employees of the participating companies under that scheme.

6.                                           Capitalisation

6.1                                     If and whenever new Shares are allotted to the Trustees by way of capitalisation or other distribution of a capital nature, such new Shares shall accrue and be added to and be held upon identical trusts to the Shares in respect of which such new Shares shall have been allotted.  The number and nominal value of Additional Shares and the basis of further allocations of Additional Shares, may be adjusted in such a manner as the Company’s Auditors, acting as experts and not as arbitrators, may confirm in writing to be fair and reasonable.  Participants shall be notified of any such adjustment.

6.2                                     If and whenever the Company shall issue by way of rights or otherwise make any offer or invitation to shareholders generally and shall issue to its members nil paid letters of allotment or other documents (“Nil Paid Rights”) representing negotiable Nil Paid Rights or entitlements relating to any ordinary shares or other security or securities (or any mixture of the two) in or of the Company, the Trustees shall be entitled to receive but shall be obliged to sell such proportion of such Nil Paid Rights as are attributable to Additional Shares as shall enable the Trustees to subscribe for the new shares or securities which are the subject of the balance of the Nil Paid Rights and the Trustees shall so apply the proceeds of disposal in that way.  The shares or securities so purchased shall be added pro rata and be held upon identical trusts to the Additional Shares held by the Trustees in respect of which such Nil Paid Rights shall have been received by the Trustees.  Any cash balance shall be held likewise.  If any such Nil Paid Rights shall be issued by reference to a record date which falls after the time at which the relevant Shares in respect of which such Nil Paid Rights shall have been issued shall have become held absolutely for a Participant, such Nil Paid Rights shall be held by the Trustees upon trust for such Participant absolutely.

6.3                                     If under Rule 6.1 or 6.2 above any fraction of a Share arises the allocation therein provided for shall be rounded up or down as the Trustees may in their sole discretion think fit.

6.4                                     In relation to any Lodged Share registered in the name of the Trustees (or another person) pursuant to Rule 2.2 the Participant may instruct the Trustees to take such action as the Participant may inform the Trustees in writing.  The Trustees shall be under no obligation to take any action unless the Participant shall provide any necessary funds and shall not be responsible for any failure to act in time or at all, irrespective of the circumstances.

7.                                           Transfer of Legal Title

The Trustees shall in respect of all (but not some only) of the Lodged Shares:

(a)                               transfer the legal title into the name of the relevant Participant and shall transfer the same into such Participant’s name, or, if the Participant directs otherwise, in such manner (whether in uncertificated form or otherwise) as the Trustees may determine; and/or

(b)                              deliver or procure the delivery of all the share certificate(s) to the relevant Participant as soon as reasonably practicable following the receipt of any written instruction to this effect from such Participant.

8.                                           Stamp Duty and Other Expenses

Any stamp duty or other expenses incurred in any transfer of Additional Shares and/or Lodged Shares by the Trustees shall be payable:-

(a)                               in the case of either a transfer into the name or (at the direction) of the Participant concerned or the acquisition by the Trust of Additional Shares, by the Trustees; and

(b)                              in any other case, by the Participant concerned (unless the Board shall determine otherwise).

9.                                           Taxation

9.1                                     The Company or the Trustees may make such provision for and take such action as may be considered by either of them to be necessary or expedient for the withholding or payment of any taxes or any other statutory deductions for which either of them is properly accountable and wherever those taxes are imposed provided those taxes arise in respect of any transfer of funds or assets or any payment pursuant to the Trust and/or these Rules including (but not limited to) the withholding of funds or property (or any portion thereof) from any payment under the Trust and/or under these Rules until a Participant reimburses the Company or the Trustees for the amounts of any such taxes for which either of them is respectively and properly accountable.

9.2                                     For the purposes of this Rule 9 the Trustees may rely on any information supplied to them by the Company or by any tax adviser selected by the Company as to the amount of any such tax liability.

10.                                     General

10.1                               Any notice or other document given to any Employee pursuant to the Scheme shall be delivered to him, sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Board to be appropriate or sent to him by e-mail to his usual e-mail address according to the records of his employing company or to such other e-mail address that the Employee may have advised may be used.  Notices or other documents sent by post shall be deemed to have been received 2 days following the date of posting.

10.2                               The decision of the Board on any question of interpretation of the Rules or any dispute relating to or connected with the Scheme shall be final and conclusive.

10.3                               The costs of introducing, operating and administering the Scheme shall be borne by the Company.

10.4                               The Board shall have power from time to time to make regulations for the administration and operation of the Scheme provided that they are not inconsistent with these Rules.

10.5                               Nothing in the Scheme shall form part of any Participant’s contract of employment. The rights and obligations of a Participant under the terms and conditions of his employment by any Member of the Group shall not be affected by his participation in the Scheme.  The Participant shall have no right to compensation or damages or any other sum or benefit in respect of his ceasing to participate in the Scheme or in respect of any loss or reduction of any rights or expectations under the Scheme in any circumstances. An Employee who is not invited to participate in the Scheme shall have no right to compensation or damages or any other sum or benefit in respect of his non-participation.

11.                                     Amendment

11.1                               The Scheme shall be administered under the direction of the Board who may at any time and from time to time by resolution and without other formality amend or augment the Rules or the Scheme in any respect provided that:-

(a)                               no amendment shall operate to affect adversely in any way any rights already acquired by a Participant;

(b)                              no amendment may be made which would, if carried out, involve the Trustee in a new or additional obligation or liability without the prior agreement of the Trustee; and

(c)                               no amendment may be made to the advantage of Participants except with the prior approval of the shareholders of the Company in General Meeting except for minor amendments to benefit the administration of the Scheme and amendments to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants in the Scheme or for any Member of the Group.

11.2                               Notwithstanding anything to the contrary contained herein, the Board may at any time and from time to time by resolution and without further formality amend the Scheme in such manner as the Board may consider necessary or desirable:

(a)                               in any way to the extent necessary to render the Scheme capable of approval by the Inland Revenue or any other governmental or other regulatory body pursuant to any present or future United Kingdom legislation;  or

(b)                              in order to comply with, take advantage of, or otherwise in connection with any taxation, legal, regulatory or other rule, law, guideline, regulation or other provision of or prevailing in any jurisdiction in which this Scheme is or is intended to be operated.

11.3                               The limits in Rule 5 may not be increased without the approval of the shareholders of the Company in General Meeting.

11.4                               No amendment shall take effect that would cause the Scheme to cease to be an “employees’ share scheme” as defined in Section 743 of the Companies Act 1985.

12.                                     Termination

The Scheme may be terminated at any time by a resolution of the Board, and shall in any event terminate on 15 August 2006, but any termination shall not affect the outstanding rights of Participants.

13.                                     Governing Law

This Scheme shall be governed by the laws of England.

SCHEDULE 1

INTERNATIONAL RULES

The Rules of the Scheme apply in the jurisdictions specified below:

Belgium
Czech Republic
France
Germany
Greece
Hong Kong
Hungary
Kyrgyzstan
Poland
Russia
Singapore
Slovakia
Slovenia
Spain
Taiwan
United Arab Emirates

The Rules of the Scheme apply with and subject to the following amendments and provisions which have been adopted by the Board pursuant to rule 11.2 for the purposes of the operation of the Scheme in the jurisdictions specified below:

The Netherlands (Appendix 1)
Ireland (Appendix 2)
United States of America (Appendix 3)
Canada (Appendix 4)
Australia (Appendix 5)
New Zealand (Appendix 6)

APPENDIX 1

IMPERIAL TOBACCO GROUP INTERNATIONAL
SHARE MATCHING SCHEME

The purpose of this Appendix is to specify terms and conditions under which the Scheme is to be modified in its application to any Lodged Shares or allocation of Additional Shares made or to be made to a person resident for tax purposes in The Netherlands.

Words and phrases defined in the Scheme shall bear the same meaning in this Appendix 1 except as otherwise provided.

14.                                     In Rule 2.1 the reference to “Beneficiary” shall be deleted and replaced by “Employee”.

15.                                     In rule 2.2 reference to “Beneficiaries” shall be deleted and replaced by references to “Employees”.

APPENDIX 2

IMPERIAL TOBACCO GROUP INTERNATIONAL
SHARE MATCHING SCHEME

The purpose of this Appendix is to specify terms and conditions under which the Scheme is to be modified in its application to any Lodged Shares or allocation of Additional Shares made or to be made to a person resident for tax purposes in Ireland.

Words and phrases defined in the Scheme shall bear the same meaning in this Appendix 2 except as otherwise provided.

1.                                           Rule 5.4 shall be redesignated Rule 5.4(a) and a new rule shall be added after Rule 5.4(a) and Rule 5 shall be re-numbered accordingly:

“5.4(b) subject to Rule 5.5 the Additional Shares held on trust for a Participant shall be transferred (in such manner (whether in uncertified form or otherwise) as the Trustees may determine) to the relevant Participant on the Vesting Date.”

APPENDIX 3

IMPERIAL TOBACCO GROUP INTERNATIONAL
SHARE MATCHING SCHEME

The purpose of this Appendix is to specify terms and conditions under which the Scheme is to be modified in its application to any Lodged Shares or allocation of Additional Shares made or to be made to a person resident for tax purposes in the United States.

Words and phrases defined in the Scheme shall bear the same meaning in this Appendix 3 except as otherwise provided.

Rule 1

“ADS”                                                                                                               American Depositary Shares, evidenced by American Depositary Receipts, which may be issued by Citibank, N.A., as depositary (“the Depositary”) pursuant to the Amended and Restated Deposit Agreement, dated as of November 2, 1998, among the Company, the Depositary and all holders and beneficial owners of American Depositary Shares thereunder;

“Additional Share”                                             a Share, or ADS, if applicable, allocated pursuant to Rule 4;

“Lodged Share”                                                              a Share, or ADS, if applicable, acquired by the Trustees with monies provided by a Beneficiary or transferred to the Trustees by a Beneficiary and in each case held by the Trustees as bare nominees for such Beneficiary;

Rule 5.3 (e)                                    at the end of the sentence add the words “or, that the ADSs cease to be listed on the New York Stock Exchange, Inc.

Rule 5.8                                                     insert the words “(including Shares represented by ADSs)” after the word “Share” wherever it occurs.

APPENDIX 4

IMPERIAL TOBACCO GROUP INTERNATIONAL
SHARE MATCHING SCHEME

The purpose of this Appendix is to specify terms and conditions under which the Scheme is to be modified in its application to any Lodged Shares or allocation of Additional Shares made or to be made to a person resident for tax purposes in Canada.

Words and phrases defined in the Scheme shall bear the same meaning in this Appendix 4 except as otherwise provided.

Rule 1

“Vesting Date”	the earlier of the Expected Vesting Date and Early Vesting Date provided that this date shall not be a date falling more than three years after the date of the allocation of the Additional Shares.

Rule 5.7 shall be replaced with the following:

“For the purposes of the Scheme, a Participant’s employment with any Member of the Group shall be considered to have terminated effective on the last day of the Participant’s actual and active employment with a Member of the Group whether such day is selected by agreement with the individual, unilaterally by such a Member of the Group and whether with or without advance notice to the Participant unless the Board in its sole discretion shall agree to extend the date on which the employment is deemed to cease to the date when the notice expires.  Except as may be authorised by the Board,  for the avoidance of doubt, no period of notice that is given or that ought to have been given under applicable law in respect of such termination of employment will be utilised in determining entitlement under the Rules of the Scheme.”

APPENDIX 5

IMPERIAL TOBACCO INTERNATIONAL
SHARE MATCHING SCHEME

The purpose of this Appendix is to specify terms and conditions under which the Scheme is to be modified in its application to any Lodged Shares or allocation of Additional Shares made or to be made to a person resident in Australia.

Words and phrases defined in the Scheme shall bear the same meaning in this Appendix 5 except as otherwise provided:

1.                                           A Beneficiary must, in order to participate in the Scheme, either

(a)                               deliver share certificates in respect of the Lodged Shares owned by the Beneficiary to the Trustees or,

(b)                              open a CREST Account and either,

(i)                               apply monies towards the purchase of Shares; or

(ii)                            transfer Shares by way of a CREST dematerialisation to the CREST Account and the definition of “Lodged Shares” and Rule 2.2 of the Scheme shall be read and construed accordingly.

2.                                           The following new Rules 2.5 and 2.6 shall be inserted after Rule 2.4:

‘2.5                             The allocation of Additional Shares to any Participant shall be deemed to be, and shall have effect as, the grant of an option by the Company in favour of the Participant to require the Company to procure the transfer to the Participant of the Additional Shares to which the Participant is entitled under these Rules on the Vesting Date and:

(a)                               any reference in these Rules to the loss, termination or lapsing of any award of Additional Shares shall be deemed to be a reference to such option lapsing; and

(b)                              any reference to Additional Shares shall be deemed to be a reference to such option to call for a transfer of the relevant number of Additional Shares.

2.6                                  The option referred to in Rule 2.5 shall lapse and be of no further effect unless the Participant shall, throughout the period commencing on the date of the grant of that option and ending on the Vesting Date:

(c)                               be and have been employed continuously under a contract of employment with any Member of the Group and is not then under notice of termination of such contract given or received; and

(d)                              not have caused the certificate in respect of any of the Lodged Shares in respect of which the option was granted to have been delivered in the same manner as if Rule 7 applied to such transfer.’

3.                                           Rule 4.1 shall be deleted, and the following Rule 4.1 inserted in its place:

‘4.1                             Notwithstanding any provision of these Rules or of the Trust, no Participant shall have any right or interest, whether legal or equitable, in:

(a)                               any Additional Shares allocated to that Participant until the Vesting Date;

(b)                              any Nil Paid Rights issued by the Company under Rule 6.2 or, until the Vesting Date, in any shares or securities acquired from exercising those Nil Paid Rights; or

(c)                               any option to acquire any right or interest in any such Share.’

4.                                           Rule 6.2 shall be deleted and the following Rule 6.2 inserted in its place:

‘If and whenever the Company shall issue by way of rights or otherwise make any offer or invitation to shareholders generally and shall issue to its members nil paid letters of allotment or other documents (“Nil Paid Rights”) representing negotiable Nil Paid Rights or entitlements relating to any ordinary shares or other security or securities (or any mixture of the two) in or of the Company, the Trustees shall be entitled to receive but shall be obliged to sell such proportion of such Nil Paid Rights as are attributable to Additional Shares as shall enable the Trustees to subscribe for the new shares or securities which are the subject of the balance of the Nil Paid Rights and the Trustees shall so apply the proceeds of disposal in that way.  The shares or securities so purchased shall be added pro rata and be held upon the same terms as the Additional Shares held by the Trustees in respect of which such Nil Paid Rights shall have been received by the Trustees.  Any cash balance shall be held likewise.  If any such Nil Paid Rights shall be issued by reference to a record date which falls after the time at which the relevant Shares in respect of which such Nil Paid Rights shall have been issued shall have become held absolutely for a Participant, such Nil Paid Rights shall be held by the Trustees upon trust for such Participant absolutely. No Participant shall have any right or interest, whether legal or equitable in any Nil Paid Rights or, until the Vesting Date, in any shares or securities acquired from exercising those Nil Paid Rights. ‘

APPENDIX 6

IMPERIAL TOBACCO GROUP INTERNATIONAL
SHARE MATCHING SCHEME

The purpose of this Appendix is to specify terms and conditions under which the Scheme is to be modified in its application to any Lodged Shares or allocation of Additional Shares made or to be made to a person resident for tax purposes in New Zealand.

Words and phrases defined in the Scheme shall bear the same meaning in this Appendix 1 except as otherwise provided.

1.                                           Rule 4.1 shall be deleted, and the following Rule 4.1 inserted in its place

‘4.1 Prior to the transfer of any Additional Shares to a Participant pursuant to Rule 5.4 below, no Participant shall have any right or interest, whether legal or equitable, in any Additional Share allocated to that Participant (and for the avoidance of doubt shall have no entitlement to any dividends paid by the Company on the Additional Shares). Any Additional Share shall not be transferred to a Participant unless the Participant shall, throughout the period commencing on the date of allocation of such Additional Share and ending on the Vesting Date:

(a)                                be and be employed continuously under a contract of employment with any Member of the Group and is not under notice of termination of such contract given or received; and

(b)                               not have caused any of the Lodged Shares in respect of which Additional Shares were allocated to have been transferred or delivered in accordance with Rule 7. ‘

SCHEDULE 2

[Imperial Tobacco Group PLC notepaper]

ADDITIONAL SHARE AWARD CERTIFICATE

IMPERIAL TOBACCO GROUP SHARE MATCHING SCHEME (the “Scheme”)

This is to certify that [                           ] has been granted [                           ] Additional Shares in accordance with the Scheme.

The Additional Shares are subject to the rules of the Scheme and shall be held by Abacus (C.I.) Limited as Trustees of the Scheme and of the Imperial Tobacco Group Employee and Executive Benefit Trust [and the Imperial Tobacco Group PLC 2001 Employee Benefit Trust] until the Vesting Date.

The Additional Shares shall be transferred to you as soon as practicable after the Vesting Date provided that [insert details of performance condition(s) imposed on the award of Additional Shares including details of performance condition(s) if early good leaver].

Until the Vesting Date:

•                  You cannot sell, assign, transfer, pledge, encumber or otherwise dispose of your interest in the Additional Shares;

•                  You will not receive any dividends in respect of the Additional Shares; and

•                  You cannot exercise voting rights attached to the Additional Shares.

For and on behalf of IMPERIAL TOBACCO GROUP PLC

Authorised signatory